Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES
THIRD QUARTER 2020 RESULTS

Highlights:

●	3Q20 Reported EPS of $1.79, up 5%

○	Adjusted EPS (non-GAAP) of $1.91, up 15%

●	3Q20 Net sales declined 1.8% to $1.73 billion

○	Sales change ex. currency (non-GAAP) of (1.3%)

○	Organic sales change (non-GAAP) of (3.6%)

●	Strong balance sheet (net debt to adj. EBITDA ratio of 1.9) with ample liquidity

●	Free cash flow proving resilient… targeting more than $500 mil. for the year

●	Increasing distributions to shareholders: raised dividend by 7% and resumed share repurchase late in the third quarter

GLENDALE, Calif., October 21, 2020 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended September 26, 2020 and provided an update related to the impact of the COVID-19 pandemic on the company. Non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“Revenue came in significantly better than we anticipated at the start of the quarter, which, combined with our cost reduction actions, enabled us to deliver strong earnings growth and free cash flow,” said Mitch Butier, chairman, president and CEO. “The extraordinary agility demonstrated by our team this year is driving solid performance on all fronts, ensuring the health and well-being of our employees, delivering for our customers, supporting our communities, and minimizing the impact of the recession for our shareholders.

“All three of our operating segments expanded their adjusted operating margins compared to last year, despite lower sales, as demand improved sequentially,” added Butier. “In particular, LGM delivered sequential improvement in sales across all regions except Europe, with faster-than-expected improvement in high value categories, such as graphics. RBIS likewise improved faster-than-expected, reflecting strong growth in both RFID and external embellishments, as well as a quicker rebound in the base.

“Once again, we are proving our resilience across business cycles,” said Butier. “I want to thank our entire team for their ongoing efforts to keep one another safe while delivering for our customers during this challenging period.”

COVID-19 Operational Update

The safety and well-being of employees has been and will continue to be the company’s top priority during this global health crisis. The company has taken steps to ensure employee safety, as well as help mitigate the financial impact to employees resulting from mandated facility closures and necessary layoffs.

The company has identified approximately 350 confirmed COVID-19 cases among its more than 30,000 employees. The company continues to adapt its safety protocols based on new information, and, with government-mandated lockdowns having been lifted, is focused on ensuring a safe return to the workplace where and when it believes it is appropriate to do so.

Following sharp drops in demand in the second quarter, the company’s volumes have generally been improving faster than expected, though the demand outlook for the fourth quarter and next year remains highly uncertain.

Operationally, all manufacturing sites remained open during the third quarter. Throughout the pandemic, disruptions to the company’s supply chain have been negligible.

In light of the near-term demand decline impacting some businesses, in addition to continuing its focus on long-term strategic restructuring, the company has undertaken temporary actions to reduce costs, including reductions in travel and other discretionary spending, reduced usage of overtime and temporary employees, delays of merit increases, and furloughs.

The company continues to estimate incremental savings from restructuring actions, net of transition costs, of $60 million to $70 million during 2020, and carryover savings, net of transition costs, of approximately $70 million in 2021. In addition, the company targets nearly $150 million in net temporary savings in 2020, the vast majority of which is expected to become a headwind as markets continue to recover.

In the third quarter, the company realized approximately $13 million in savings from restructuring actions, net of transition costs, realized approximately $30 million in temporary savings, and incurred net restructuring charges of approximately $11 million.

Balance Sheet, Liquidity, and Capital Deployment

The company’s balance sheet remains strong, with ample liquidity.

The company’s net debt to adjusted EBITDA ratio (non-GAAP) was 1.9 as of the end of the third quarter, below its long-term target of 2.3 to 2.6. The company currently has $800 million available under its revolving credit facility, and had approximately $285 million in cash and cash equivalents on hand at quarter-end.

The company’s long-term priorities for capital allocation support its primary objectives of delivering faster growth in high value categories alongside profitable growth of its base businesses. These priorities are unchanged in the current environment. In particular, the company continues to protect its investments in high value categories, while curtailing its original capital spending plans for the year by approximately $55 million in other areas of the business, and heightening its focus on working capital management.

The company announced today that it raised its dividend rate by 7%, a decision that had been postponed due to uncertainty associated with the pandemic. The company resumed the repurchase of shares late in the third quarter, following its decision to temporarily halt its share repurchase program in March, buying back approximately 58,000 shares at an aggregate cost of $7 million. Net of dilution from long-term incentive awards, the company’s share count at the end of the quarter was down by 0.4 million compared to the same time last year.

Third Quarter 2020 Results

Net sales were $1.73 billion, down 1.8%. Sales were down 1.3% ex. currency, and down 3.6% on an organic basis.

Reported operating margin increased 100 basis points to 12.3%. Adjusted EBITDA margin increased 190 basis points to 16.1%, while adjusted operating margin increased 140 basis points to 13.1%.

Reported net income was $1.79 per share, up 5%, and adjusted net income was $1.91 per share, up 15%, both of which were above the company’s expectations, reflecting a sales decline below the low end of its outlook range in July.

The company’s third quarter effective tax rate was 23.4%. Its adjusted tax rate (non-GAAP) for the quarter was 23.2%, reflecting the company’s expectation for a full year adjusted tax rate which is currently estimated to be approximately 24%.

Year-to-date free cash flow was $342 million, up 4.4% compared to the same period last year.

Third Quarter 2020 Results by Segment

Label and Graphic Materials

●	Reported sales declined 3.3%. Sales were down 2.6% on an organic basis, driven by both volume/mix and deflation-related price.

○	Label and Packaging Materials sales were down approximately 2% from prior year on an organic basis as growth in specialty and durable label categories was more than offset by a decline in the base business.

○	Sales declined by approximately 8% organically in the combined Graphics and Reflective Solutions businesses.

○	On an organic basis, sales were up low-single digits in North America, down roughly 10% in Western Europe, and comparable to prior year in emerging markets.

●	Reported operating margin increased 170 basis points to 15.1%. Adjusted operating margin increased 170 basis points to 15.2%, as the benefits of productivity, including material reengineering and net restructuring savings, as well as raw material deflation, net of pricing, more than offset higher employee-related costs and unfavorable volume/mix.

Retail Branding and Information Solutions

●	Reported sales increased 4.7%. Sales were up 5.2% ex. currency, and down 4.7% on an organic basis, reflecting strong organic growth in high value categories that was more than offset by an approximately 12% organic decline in the base business, driven by overall lower apparel demand. The ex. currency growth also reflected contribution from the Smartrac acquisition.

○	Enterprise-wide sales of RFID products were up approximately 65% ex. currency with the benefit of the Smartrac acquisition, and up approximately 20% organically, driven by new programs and recovery in the value segment of the apparel market.

●	Reported operating margin decreased 20 basis points to 11.0%, reflecting higher restructuring charges. Adjusted operating margin increased 60 basis points to 12.1%, as productivity more than offset unfavorable volume/mix.

Industrial and Healthcare Materials

●	Reported sales declined 7.0%. On an organic basis, sales declined 7.6%, reflecting a mid-single digit decline in industrial categories, and an approximately 11% decline in healthcare categories.

●	Reported operating margin decreased 250 basis points to 7.9%, reflecting higher restructuring charges. Adjusted operating margin increased 110 basis points to 12.1% due to favorable product mix, productivity and deflation, net of pricing, which more than offset the impact of lower volume.

Outlook

The company is prepared for a range of possible macro scenarios and how they might impact each of its businesses. The company currently expects sales to decline in 2020 on lower demand, with the second quarter representing the trough, and now anticipates that earnings will exceed prior year.

For the fourth quarter, the company anticipates an underlying sales trend that is similar to or better than the decline experienced in the third quarter. As previously communicated, the 2020 fiscal year includes one extra week in the fourth quarter, which is expected to add approximately one point to the company’s full year sales growth rate, and approximately four points of sales growth to the fourth quarter.

The company has initiated cost control and cash management actions to partially offset the decline in demand for certain of its businesses, and is targeting to deliver free cash flow of more than $500 million in 2020.

Other factors expected to impact the company’s full year financial performance are summarized in the company’s supplemental presentation materials, “Third Quarter 2020 Financial Review and Analysis.”

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2020 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs more than 30,000 employees in more than 50 countries. Reported sales in 2019 were $7.1 billion. Learn more at www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts to our business from global economic conditions, political uncertainty, and changes in governmental regulations, including as a result of the coronavirus/COVID-19 pandemic; (2) competitors' actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; and (4) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: the coronavirus/COVID-19 pandemic; fluctuations in demand affecting sales to customers; worldwide and local economic and market conditions; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; fluctuations in the cost and availability of raw materials and energy; changes in governmental laws and regulations; the impact of competitive products and pricing; the financial condition and inventory strategies of customers; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations or consolidations; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; the realization of deferred tax assets; fluctuations in interest rates; compliance with our debt covenants; fluctuations in pension, insurance, and employee benefit costs; goodwill impairment; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety, anti-corruption and trade compliance; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

For a more detailed discussion of the more significant of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2019 Form 10-K, filed with the Securities and Exchange Commission on February 26, 2020, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cindy Guenther (626) 304-2204

cynthia.guenther@averydennison.com

Third Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

	3Q	3Q	% Sales Change vs. P/Y
	2020	2019	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:
Label and Graphic Materials	$1,145.4	$1,185.1	(3.3%)	(2.6%)	(2.6%)
Retail Branding and Information Solutions	426.1	406.8	4.7%	5.2%	(4.7%)
Industrial and Healthcare Materials	157.6	169.5	(7.0%)	(7.6%)	(7.6%)
Total net sales	$1,729.1	$1,761.4	(1.8%)	(1.3%)	(3.6%)

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	3Q	3Q	%	% of Sales		3Q	3Q	%	% of Sales
	2020	2019	Change	2020	2019	2020	2019	Change	2020	2019
Operating income (loss) / operating margins
before interest, other non-operating expense (income), and taxes, by segment:
Label and Graphic Materials	$173.1	$159.0		15.1%	13.4%	$174.5	$160.2		15.2%	13.5%
Retail Branding and Information Solutions	47.0	45.7		11.0%	11.2%	51.4	46.9		12.1%	11.5%
Industrial and Healthcare Materials	12.5	17.7		7.9%	10.4%	19.1	18.6		12.1%	11.0%
Corporate expense	(19.1)	(22.7)				(19.1)	(19.3)
Total operating income / operating margins
before interest, other non-operating expense (income), and taxes	$213.5	$199.7	7%	12.3%	11.3%	$225.9	$206.4	9%	13.1%	11.7%

Interest expense	$15.6	$19.0				$15.6	$19.0

Other non-operating expense (income), net	$0.1	$0.8				$0.1	$0.8

Income before taxes	$197.8	$179.9	10%	11.4%	10.2%	$210.2	$186.6	13%	12.2%	10.6%

Provision for (benefit from) income taxes	$46.3	$34.6				$48.7	$44.9

Equity method investment (losses) gains	($1.0)	($0.7)				($1.0)	($0.7)

Net income	$150.5	$144.6	4%	8.7%	8.2%	$160.5	$141.0	14%	9.3%	8.0%

Net income per common share, assuming dilution	$1.79	$1.71	5%			$1.91	$1.66	15%

3Q Free Cash Flow (d)						$232.9	$162.3
YTD Free Cash Flow (d)						$341.7	$327.4

See accompanying schedules A-4 to A-9 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustment for transitional reporting of highly inflationary economies (Argentina) and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes impact of restructuring charges and other items. Corporate expense in the third quarter of 2019 excludes the impact of legal settlement of $3.4.

(d)	Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, the cash contributions related to the termination of our U.S. pension plan.

AVERY DENNISON CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 26, 2020	Sep. 28, 2019	Sep. 26, 2020	Sep. 28, 2019

Net sales	$1,729.1	$1,761.4	$4,980.6	$5,297.2
Cost of products sold	1,244.9	1,289.7	3,628.4	3,877.8
Gross profit	484.2	471.7	1,352.2	1,419.4
Marketing, general and administrative expense	258.3	265.3	758.7	807.3
Other expense (income), net(1)	12.4	6.7	57.3	21.7
Interest expense	15.6	19.0	54.4	58.0
Other non-operating expense (income), net(2)	0.1	0.8	(0.2)	448.2
Income before taxes	197.8	179.9	482.0	84.2
Provision for (benefit from) income taxes(3)	46.3	34.6	114.8	(58.9)
Equity method investment (losses) gains	(1.0)	(0.7)	(2.8)	(2.0)
Net income	$150.5	$144.6	$364.4	$141.1

Per share amounts:
Net income per common share, assuming dilution	$1.79	$1.71	$4.34	$1.66

Weighted average number of common shares outstanding,
assuming dilution	84.0	84.8	84.0	85.1

(1)	"Other expense (income), net" for the third quarter of 2020 includes severance and related costs of $6.5, asset impairment charges of $4.4, and loss on investment of $1.5.

"Other expense (income), net" for the third quarter of 2019 includes severance and related costs of $3.3 and legal settlement of $3.4.

"Other expense (income), net" for 2020 YTD includes severance and related costs of $46.4, asset impairment charges of $6.2, transaction and related costs of $3.2, and loss on investment of $1.5.

"Other expense (income), net" for 2019 YTD includes severance and related costs of $19.8, asset impairment and lease cancellation charges of $1.7, and legal settlement of $3.4, partially offset by gain on sales of assets of $3.2.

(2)	"Other non-operating expense (income), net" for 2019 YTD includes pension plan settlement and related charges of $446.9.

(3)	"Provision for (benefit from) income taxes" for 2019 YTD includes then-estimated tax benefit of $179.8 related to the termination of our U.S. pension plan.

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AVERY DENNISON CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(UNAUDITED)

ASSETS	Sep. 26, 2020	Sep. 28, 2019

Current assets:
Cash and cash equivalents	$284.7	$224.2
Trade accounts receivable, net	1,212.7	1,224.2
Inventories, net	662.6	665.0
Other current assets	214.5	220.0
Total current assets	2,374.5	2,333.4
Property, plant and equipment, net	1,233.9	1,142.1
Goodwill and other intangibles resulting from business acquisitions, net	1,253.4	1,049.5
Deferred tax assets	203.3	195.8
Other assets	655.7	617.9
	$5,720.8	$5,338.7

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and finance leases	$124.1	$514.2
Accounts payable	932.8	1,041.2
Other current liabilities	759.1	712.5
Total current liabilities	1,816.0	2,267.9
Long-term debt and finance leases	2,020.0	1,483.7
Other long-term liabilities	550.2	529.7
Shareholders' equity:
Common stock	124.1	124.1
Capital in excess of par value	850.3	864.8
Retained earnings	3,205.5	2,861.7
Treasury stock at cost	(2,451.4)	(2,393.9)
Accumulated other comprehensive loss	(393.9)	(399.3)
Total shareholders' equity	1,334.6	1,057.4
	$5,720.8	$5,338.7

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AVERY DENNISON CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Nine Months Ended
	Sep. 26, 2020	Sep. 28, 2019

Operating Activities:
Net income	$364.4	$141.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	113.7	105.3
Amortization	36.1	28.1
Provision for credit losses and sales returns	50.4	42.4
Stock-based compensation	12.1	25.5
Pension plan settlements and related charges	---	446.9
Deferred taxes and other non-cash taxes	17.1	(176.4)
Other non-cash expense and loss (income and gain), net	35.3	17.5
Changes in assets and liabilities and other adjustments	(187.3)	(163.4)
Net cash provided by operating activities	441.8	467.0

Investing Activities:
Purchases of property, plant and equipment	(91.7)	(132.9)
Purchases of software and other deferred charges	(13.8)	(27.4)
Proceeds from sales of property, plant and equipment	0.2	7.7
Proceeds from insurance and sales (purchases) of investments, net	5.2	3.5
Payments for acquisition, net of cash acquired, and investments in businesses	(262.8)	(6.5)
Net cash used in investing activities	(362.9)	(155.6)

Financing Activities:
Net increase (decrease) in borrowings (maturities of three months or less)	(57.1)	68.9
Additional borrowings under revolving credit facility	500.0	---
Additional long-term borrowings	493.7	---
Repayments of revolving credit facility	(500.0)	---
Repayments of long-term debt and finance leases	(268.9)	(17.7)
Dividends paid	(145.2)	(141.3)
Share repurchases	(52.2)	(204.3)
Net (tax withholding) proceeds related to stock-based compensation	(20.0)	(17.4)
Payments of contingent consideration	---	(1.6)
Net cash used in financing activities	(49.7)	(313.4)
Effect of foreign currency translation on cash balances	1.8	(5.8)
Increase (decrease) in cash and cash equivalents	31.0	(7.8)
Cash and cash equivalents, beginning of year	253.7	232.0
Cash and cash equivalents, end of period	$284.7	$224.2

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustment for transitional reporting of highly inflationary economies (Argentina) and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

Adjusted EBITDA refers to net income before interest expense; other non-operating expense (income), net; taxes; equity method investment (losses) gains; other expense (income), net; and depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as our U.S. pension plan termination, effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act ("TCJA"), where applicable, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA.

We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION
PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 26, 2020	Sep. 28, 2019	Sep. 26, 2020	Sep. 28, 2019

Reconciliation from GAAP to Non-GAAP operating margins:
Net sales	$1,729.1	$1,761.4	$4,980.6	$5,297.2
Income before taxes	$197.8	$179.9	$482.0	$84.2
Income before taxes as a percentage of net sales	11.4%	10.2%	9.7%	1.6%
Adjustments:
Interest expense	$15.6	$19.0	$54.4	$58.0
Other non-operating expense (income), net	0.1	0.8	(0.2)	448.2
Operating income before interest expense, other non-operating expense (income), and taxes	$213.5	$199.7	$536.2	$590.4
Operating margins	12.3%	11.3%	10.8%	11.1%

Income before taxes	$197.8	$179.9	$482.0	$84.2
Adjustments:
Restructuring charges:
Severance and related costs	6.5	3.3	46.4	19.8
Asset impairment and lease cancellation charges	4.4	---	6.2	1.7
Loss on investment	1.5	---	1.5	---
Transaction and related costs	---	---	3.2	---
Legal settlement	---	3.4	---	3.4
Gain on sales of assets	---	---	---	(3.2)
Interest expense	15.6	19.0	54.4	58.0
Other non-operating expense (income), net	0.1	0.8	(0.2)	448.2
Adjusted operating income (non-GAAP)	$225.9	$206.4	$593.5	$612.1
Adjusted operating margins (non-GAAP)	13.1%	11.7%	11.9%	11.6%

Reconciliation from GAAP to Non-GAAP net income:
As reported net income	$150.5	$144.6	$364.4	$141.1
Adjustments:
Restructuring charges and other items(1)	12.4	6.7	57.3	21.7
Pension plan settlement and related charges	---	---	---	446.9
Tax benefit from pension plan settlement and related charges	---	---	---	(179.8)
Tax effect on restructuring charges and other items and impact of adjusted tax rate	(2.4)	(10.3)	(15.2)	(15.6)
Adjusted net income (non-GAAP)	$160.5	$141.0	$406.5	$414.3

(1) Includes pretax restructuring and related charges, transaction and related costs, loss on investment, legal settlement, and gain on sales of assets.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 26, 2020	Sep. 28, 2019	Sep. 26, 2020	Sep. 28, 2019

Reconciliation from GAAP to Non-GAAP net income per common share:
As reported net income per common share, assuming dilution	$1.79	$1.71	$4.34	$1.66
Adjustments per common share, net of tax:
Restructuring charges and other items(1)	0.15	0.07	0.68	0.25
Pension plan settlement and related charges	---	---	---	3.14
Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.03)	(0.12)	(0.18)	(0.18)
Adjusted net income per common share, assuming dilution (non-GAAP)	$1.91	$1.66	$4.84	$4.87
Weighted average number of common shares outstanding, assuming dilution	84.0	84.8	84.0	85.1

Our adjusted tax rate was 23.2% and 24.1% for the three and nine months ended Sep. 26, 2020, respectively; and 24.1% and 24.7% for the three and nine months ended Sep. 28, 2019, respectively.

(1) Includes pretax restructuring and related charges, transaction and related costs, loss on investment, legal settlement, and gain on sales of assets.

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 26, 2020	Sep. 28, 2019	Sep. 26, 2020	Sep. 28, 2019
Reconciliation of free cash flow:
Net cash provided by operating activities	$257.8	$228.2	$441.8	$467.0
Purchases of property, plant and equipment	(27.8)	(53.1)	(91.7)	(132.9)
Purchases of software and other deferred charges	(2.8)	(14.4)	(13.8)	(27.4)
Proceeds from sales of property, plant and equipment	0.1	0.3	0.2	7.7
Proceeds from insurance and sales (purchases) of investments, net	5.6	(0.8)	5.2	3.5
Contributions for pension plan termination	---	2.1	---	9.5
Free cash flow (non-GAAP)	$232.9	$162.3	$341.7	$327.4

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

 (In millions, except %)

(UNAUDITED)

	Third Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2020	2019	2020	2019	2020	2019

Label and Graphic Materials	$1,145.4	$1,185.1	$173.1	$159.0	15.1%	13.4%
Retail Branding and Information Solutions	426.1	406.8	47.0	45.7	11.0%	11.2%
Industrial and Healthcare Materials	157.6	169.5	12.5	17.7	7.9%	10.4%
Corporate Expense	N/A	N/A	(19.1)	(22.7)	N/A	N/A
TOTAL FROM OPERATIONS	$1,729.1	$1,761.4	$213.5	$199.7	12.3%	11.3%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2020	2019	2020	2019
Label and Graphic Materials
Operating income and margins, as reported	$173.1	$159.0	15.1%	13.4%
Adjustments:
Restructuring charges:
Severance and related costs	1.4	1.2	0.1%	0.1%
Adjusted operating income and margins (non-GAAP)	$174.5	$160.2	15.2%	13.5%

Retail Branding and Information Solutions
Operating income and margins, as reported	$47.0	$45.7	11.0%	11.2%
Adjustments:
Restructuring charges:
Severance and related costs	2.2	1.2	0.5%	0.3%
Asset impairment charges	0.7	---	0.2%	---
Loss on investment	1.5	---	0.4%	---
Adjusted operating income and margins (non-GAAP)	$51.4	$46.9	12.1%	11.5%

Industrial and Healthcare Materials
Operating income and margins, as reported	$12.5	$17.7	7.9%	10.4%
Adjustments:
Restructuring charges:
Severance and related costs	2.9	0.9	1.8%	0.6%
Asset impairment charges	3.7	---	2.4%	---
Adjusted operating income and margins (non-GAAP)	$19.1	$18.6	12.1%	11.0%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

 (In millions, except %)

(UNAUDITED)

	Nine Months Year-to-Date
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2020	2019	2020	2019	2020	2019

Label and Graphic Materials	$3,420.4	$3,569.7	$483.1	$460.6	14.1%	12.9%
Retail Branding and Information Solutions	1,122.9	1,223.4	67.2	147.5	6.0%	12.1%
Industrial and Healthcare Materials	437.3	504.1	34.9	47.8	8.0%	9.5%
Corporate Expense	N/A	N/A	(49.0)	(65.5)	N/A	N/A
TOTAL FROM OPERATIONS	$4,980.6	$5,297.2	$536.2	$590.4	10.8%	11.1%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2020	2019	2020	2019
Label and Graphic Materials
Operating income and margins, as reported	$483.1	$460.6	14.1%	12.9%
Adjustments:
Restructuring charges:
Severance and related costs	26.7	12.6	0.8%	0.4%
Asset impairment and lease cancellation charges	0.9	1.3	0.1%	---
Transaction and related costs	0.7	---	---	---
Gain on sale of assets	---	(0.7)	---	---
Adjusted operating income and margins (non-GAAP)	$511.4	$473.8	15.0%	13.3%

Retail Branding and Information Solutions
Operating income and margins, as reported	$67.2	$147.5	6.0%	12.1%
Adjustments:
Restructuring charges:
Severance and related costs	15.0	3.0	1.4%	0.2%
Asset impairment charges	1.6	0.4	0.1%	---
Transaction and related costs	2.5	---	0.2%	---
Loss on investment	1.5	---	0.1%	---
Gain on sale of assets	---	(2.5)	---	(0.2%)
Adjusted operating income and margins (non-GAAP)	$87.8	$148.4	7.8%	12.1%

Industrial and Healthcare Materials
Operating income and margins, as reported	$34.9	$47.8	8.0%	9.5%
Adjustments:
Restructuring charges:
Severance and related costs	4.9	4.2	1.1%	0.8%
Asset impairment charges	3.7	---	0.8%	---
Adjusted operating income and margins (non-GAAP)	$43.5	$52.0	9.9%	10.3%

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A-8

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Third Quarter 2020
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	(1.8%)	(3.3%)	4.7%	(7.0%)
Foreign currency translation	0.5%	0.7%	0.5%	(0.5%)
Sales change ex. currency (non-GAAP)(1)	(1.3%)	(2.6%)	5.2%	(7.6%)
Acquisitions	(2.3%)	---	(10.0%)	---
Organic sales change (non-GAAP)(1)	(3.6%)	(2.6%)	(4.7%)	(7.6%)

	Nine Months Year-to-Date 2020
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	(6.0%)	(4.2%)	(8.2%)	(13.3%)
Foreign currency translation	1.9%	2.3%	1.0%	1.2%
Sales change ex. currency (non-GAAP)(1)	(4.1%)	(1.9%)	(7.2%)	(12.1%)
Acquisitions	(1.6%)	---	(6.8%)	---
Organic sales change (non-GAAP)(1)	(5.7%)	(1.9%)	(14.0%)	(12.1%)

(1) Totals may not sum due to rounding.

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(continued)

AVERY DENNISON CORPORATION
PRELIMINARY SUPPLEMENTARY INFORMATION
Monthly Sales Trends (comparison to prior year)
(UNAUDITED)

	Total Company
	Mar	Apr	May	Jun	Jul	Aug	Sep

Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	2%	(18%)	(15%)	(12%)	(7%)	(1%)	1%
Foreign currency translation	3%	3%	3%	3%	3%	1%	(1%)
Sales change ex. currency (non-GAAP)(1)	5%	(16%)	(11%)	(10%)	(4%)	---	---
Acquisitions	(2%)	(2%)	(2%)	(2%)	(3%)	(2%)	(2%)
Organic sales change (non-GAAP)(1)	3%	(17%)	(13%)	(11%)	(7%)	(2%)	(2%)

	Label and Graphic Materials
	Mar	Apr	May	Jun	Jul	Aug	Sep

Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	1%	(7%)	(7%)	(11%)	(9%)	(2%)	---
Foreign currency translation	4%	4%	5%	3%	3%	1%	(1%)
Sales change ex. currency (non-GAAP)(1)	5%	(4%)	(2%)	(8%)	(6%)	(1%)	(1%)
Acquisitions	---	---	---	---	---	---	---
Organic sales change (non-GAAP)	5%	(4%)	(2%)	(8%)	(6%)	(1%)	(1%)

	Retail Branding and Information Solutions
	Mar	Apr	May	Jun	Jul	Aug	Sep

Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	8%	(48%)	(32%)	(10%)	5%	5%	4%
Foreign currency translation	2%	1%	1%	1%	2%	1%	---
Sales change ex. currency (non-GAAP)(1)	9%	(47%)	(30%)	(9%)	7%	6%	4%
Acquisitions	(7%)	(7%)	(7%)	(8%)	(12%)	(11%)	(8%)
Organic sales change (non-GAAP)(1)	2%	(54%)	(38%)	(17%)	(5%)	(5%)	(5%)

	Industrial and Healthcare Materials
	Mar	Apr	May	Jun	Jul	Aug	Sep

Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	(8%)	(19%)	(27%)	(22%)	(17%)	(5%)	(1%)
Foreign currency translation	3%	2%	2%	2%	2%	---	(2%)
Sales change ex. currency (non-GAAP)(1)	(6%)	(17%)	(25%)	(21%)	(15%)	(5%)	(4%)
Acquisitions	---	---	---	---	---	---	---
Organic sales change (non-GAAP)	(6%)	(17%)	(25%)	(21%)	(15%)	(5%)	(4%)

(1) Totals may not sum due to rounding.

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AVERY DENNISON CORPORATION
PRELIMINARY SUPPLEMENTARY INFORMATION
($ in millions)
(UNAUDITED)

Net Debt to Adjusted EBITDA

	QTD							YTD
	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	3Q19	3Q20

Net sales	$1,740.1	$1,795.7	$1,761.4	$1,772.9	$1,723.0	$1,528.5	$1,729.1	$5,297.2	$4,980.6

As reported net (loss) income	$(146.9)	$143.4	$144.6	$162.5	$134.2	$79.7	$150.5
Interest expense	19.5	19.5	19.0	17.8	18.8	20.0	15.6
Other non-operating expense (income), net	446.5	0.9	0.8	(3.0)	(0.5)	0.2	0.1
Income taxes	(138.4)	44.9	34.6	2.2	46.3	22.2	46.3
Less: Equity method investment (losses) gains	(0.9)	(0.4)	(0.7)	(0.6)	(0.4)	(1.4)	(1.0)

Operating income before interest expense, other non-operating expense (income), taxes, and equity method investment (losses) gains	$181.6	$209.1	$199.7	$180.1	$199.2	$123.5	$213.5

Non-GAAP Adjustments:
Restructuring charges:
Severance and related costs	$10.4	$6.1	$3.3	$25.5	$2.4	$37.5	$6.5
Asset impairment and lease cancellation charges	0.3	1.4	---	3.4	---	1.8	4.4
Other items	(3.2)	---	3.4	2.6	2.5	0.7	1.5
Adjusted operating income (non-GAAP)	$189.1	$216.6	$206.4	$211.6	$204.1	$163.5	$225.9
Depreciation	34.9	35.5	34.9	35.0	36.8	37.8	39.1
Amortization	9.6	9.4	9.1	10.6	10.7	12.5	12.9
Adjusted EBITDA (non-GAAP)	$233.6	$261.5	$250.4	$257.2	$251.6	$213.8	$277.9	$745.5	$743.3

Adjusted EBITDA margins (non-GAAP)	13.4%	14.6%	14.2%	14.5%	14.6%	14.0%	16.1%	14.1%	14.9%

Total Debt	$2,110.2	$2,061.8	$1,997.9	$1,939.5	$2,820.3	$2,266.2	$2,144.1
Less: Cash and cash equivalents	225.7	247.3	224.2	253.7	742.0	262.6	284.7
Net Debt	$1,884.5	$1,814.5	$1,773.7	$1,685.8	$2,078.3	$2,003.6	$1,859.4
Net Debt to Adjusted EBITDA LTM* (non-GAAP)							1.9
*LTM = Last twelve months (4Q19 to 3Q20)

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